                                                                     EXHIBIT 2.1
                                                                     -----------


                 STOCK PURCHASE PLAN AND SUBSCRIPTION AGREEMENT
                 ----------------------------------------------


                                 April 5, 2000
ilife.com, Inc.
11811 U.S. Highway One, Suite 101
North Palm Beach, Florida 33408

Gentlemen:

     1. Pursuant to the terms and conditions set forth in this Stock Purchase Plan and Subscription Agreement (this "Plan") the undersigned subscribes for and agrees to purchase, in the amount and for the consideration indicated below, shares of the $.01 par value per share common stock (the "Shares") of ilife.com, Inc., a Florida corporation (the "Company").


       Subscriber's Name           Shares Subscribed        Aggregate Subscription Price
       -----------------           -----------------        ----------------------------
      Jeffrey Cunningham                431,499                     $997,841.44


     2. The purchase price shall be paid in cash upon the Company's acceptance of this Subscription and Investment Letter Agreement. The undersigned and the Company understand and agree that the rules and regulations of the Nasdaq National Market may require that the Company's issuance and sale of the Shares to the undersigned pursuant to this Plan be approved by the stockholders of the Company. In connection therewith, it is understood and agreed that the Company shall hold the purchase price and the Shares in escrow until the earlier of (a) the date and time the Company's stockholders vote on a proposal to approve the issuance and sale of the Shares under this Plan or (b) such time as the Company, upon the advice of counsel, reasonably determines that such stockholder approval is not required by the Nasdaq National Market. In the event stockholders of the Company approve the issuance and sale of the Shares under the Plan or the Company reasonably determines that such stockholder approval is not required, the purchase price will be released from escrow to the Company and the Company will deliver the Shares to the undersigned. In the event the Company submits the issuance and sale of the Shares under the Plan to a vote by the stockholders of the Company, and the stockholders do not approve the proposal, the Company shall return the purchase price, with interest, to the undersigned and shall cancel the Shares.

     3. By execution hereof, the undersigned covenants and agrees with you as follows:

         a. In consideration of the sale to the undersigned of the Shares, the undersigned represents, covenants and warrants that the aforementioned Shares are being acquired by the undersigned for investment for the undersigned's own account and not with a view to, or for resale in connection with, any transfer or distribution of such Shares; and covenants that the undersigned will only resell such Shares either pursuant to a valid registration statement under the Securities Act of 1933, as amended, or any applicable state securities laws (collectively, the "Securities Laws") or without registration in an exempt transaction or transactions that permit such resales without registration under the Securities Laws.

         b. The undersigned acknowledges being informed by the Company that the Shares being transferred to the undersigned have not been registered under the Securities Laws, by reason of special exemptions under the provisions of those laws which, in part, depend upon the non-distributive intent of the undersigned. In this connection, the undersigned understands that such Shares may have to be held indefinitely unless they are subsequently registered under such laws or an exemption from such registration is available.

         c. The undersigned subscriber has substantial experience in evaluating and investing in securities in companies similar to the Company so that the undersigned subscriber is capable of evaluating the merits and risks of his investment in the Company and has the capacity to protect his own interests. The undersigned subscriber has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and the opportunity to review the Company's contracts and facilities as well as the Company's reports filed with the Securities and Exchange Commission. The undersigned subscriber also has had an opportunity to ask questions of officers and representatives of the Company, which were answered to his satisfaction. The undersigned subscriber is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, and
has accurately completed the       .

         d. The undersigned consents that any transfer of the Shares referred to out of the undersigned's name shall be made only upon receipt by the Company of an opinion of counsel retained by the undersigned, which is satisfactory to the Company, to the effect that any offer or sale or proposed transfer is exempt from registration, and will not result in any violation of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any applicable state securities laws; or is pursuant to an effective registration statement covering the Shares the undersigned proposes to offer or sell.

         e. The undersigned agrees that stop-transfer instructions may be placed upon the transfer records of the Company, and that each certificate for stock issued now or hereafter to the undersigned pursuant to this Plan shall be stamped or otherwise imprinted with a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE SECURITIES ACT, AND STATUTORY EXEMPTIONS UNDER APPLICABLE STATE SECURITIES LAWS, INCLUDING THE EXEMPTION PROVIDED BY SECTION 10-5-9(13) OF THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, EXCEPT IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT THEREUNDER; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF ANY SUCH SECURITIES.

         f. The undersigned acknowledges and agrees that the undersigned shall not have rights as a subscriber for shares of the Company unless and until this Plan has been accepted by the Company by execution below, which acceptance shall be in the sole discretion of the Company.

         g. This Plan shall be binding upon the successors, assigns and legal representatives of the undersigned and shall inure to the benefit of the Company, its successors and assigns.

         h. This Plan shall be governed by and construed in accordance with the laws of the State of Florida.

         i. The undersigned subscriber is a resident of the State set forth below for the subscriber's address.


                                 Very truly yours,

                                 /s/Jeffrey Cunningham
                                 Jeffrey Cunningham, individually

                                 Address:

                                    ___________________________________

                                    ___________________________________

                                    ___________________________________

                                 AGREED TO AND ACCEPTED, as of the 5th day of April, 2000

                                 ilife.com, Inc.

                                 By:  /s/ Peter W. Minford
                                     -------------------------
                                 Name:  Peter W. Minford

                                 Title: Senior Vice President